The Pittston Company and Subsidiaries                                                                   Exhibit 11
Computation of Earnings Per Common Share
(In thousands, except per share amounts)

Fully Diluted Earnings Per Common Share:



                                                                                            Quarter Ended March 31
                                                                                           1997               1996
-------------------------------------------------------------------------------------------------------------------

Pittston Brink's Group:
Net income attributed to common shares                                               $   15,306             11,839
-------------------------------------------------------------------------------------------------------------------

Average common shares outstanding                                                        38,189             38,057
Incremental shares of stock options                                                         419                472
-------------------------------------------------------------------------------------------------------------------

Pro forma shares outstanding                                                             38,608             38,529
-------------------------------------------------------------------------------------------------------------------

Fully diluted earnings per common share:                                             $      .40               0.31
-------------------------------------------------------------------------------------------------------------------


Pittston Burlington Group:
Net income attributed to common shares                                               $    5,088              3,761
-------------------------------------------------------------------------------------------------------------------

Average common shares outstanding                                                        19,406             19,040
Incremental shares of stock options                                                         459                513
-------------------------------------------------------------------------------------------------------------------

Pro forma common shares outstanding                                                      19,865             19,553
-------------------------------------------------------------------------------------------------------------------

Fully diluted earnings per common share                                              $      .26               0.19
-------------------------------------------------------------------------------------------------------------------


Pittston Minerals Group:
Net income attributed to common shares                                               $       46              1,955
Preferred stock dividends, net                                                              901              1,065
-------------------------------------------------------------------------------------------------------------------

Fully diluted net income attributed to common shares                                 $      947              3,020
-------------------------------------------------------------------------------------------------------------------

Average common shares outstanding                                                         8,002              7,822
Incremental shares of stock options                                                          56                 61
Conversion preferred stock                                                                1,793              2,118
-------------------------------------------------------------------------------------------------------------------

Pro forma common shares outstanding                                                       9,851             10,001
-------------------------------------------------------------------------------------------------------------------

Fully diluted earnings per common share (a):                                         $      .01               0.25
-------------------------------------------------------------------------------------------------------------------


(a) Antidilutive, therefore the same as primary.


Primary Earnings Per Share:
Primary earnings per share can be computed from the information in the Consolidated Statements of Operations.


                                       ---
                                       58